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     Exhibit  99.1


     For Further Information Contact:

     Shareholder Relations
     J. Robert Gary
     (508) 460-7997



     FOR IMMEDIATE RELEASE


     GREENTREE SOFTWARE, INC. ANNOUNCES PROPOSED PRIVATE OFFERING OF SHARES OF COMMON STOCK


     MARLBOROUGH, MA -- August 24, 1995 - Greentree Software, Inc. (NASDAQ:
     GTSW) announced today that it has entered into a conditional, non-binding letter of intent to effect a private offering to an accredited investor of 3,125,000 shares of its Common Stock at a price of $.40 per share. The Company intends to use the net proceeds received from the offering to complete certain software development initiatives and hire additional personnel in anticipation of the rollout of the Company's GT Purchase PRO product family. Any remaining balance is planned for working capital and general corporate purposes

     THE SECURITIES TO BE OFFERED BY THE COMPANY IN THE PRIVATE OFFERING HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION OR AN APPLICABLE EXEMPTION FROM REGISTRATION.